Exhibit 3.2

ARTICLES OF MERGER

of

KY ACQUISITION CORP.

into

KY USA ENERGY, INC.

Pursuant to the provisions of the Kentucky Business Corporation Act, the undersigned entities (“Constituent Entities”) hereby adopt the following Articles of Merger for the purpose of merging KY Acquisition Corp., a Kentucky corporation (“Acquisition Corp.”), with and into KY USA Energy, Inc., a Kentucky corporation (“KUSA”), which shall be the surviving entity in the merger.

FIRST:
The Agreement and Plan of Merger and Reorganization (“Agreement”), duly authorized and approved by each Board of Directors of the Constituent Entities, is attached hereto as Exhibit A and is hereby incorporated by reference herein as a part of these Articles of Merger.

SECOND:	Pursuant to the terms of the Agreement, KY Acquisition Corp. is to be merged with and into KY USA Energy, Inc., with KY USA Energy, Inc. being the surviving corporation.
THIRD:

In respect of Acquisition Corp., the designation, number of outstanding shares, and number of votes entitled to cast by each voting group entitled to vote separately on the plan of merger herein provided for, and the total number of undisputed votes cast for said merger separately by each voting group, are as follows:

1. Designation of voting group:  Common Stock
2. Number of outstanding shares:  100
3. Number of shares entitled to vote separately on the merger:  100
4. Number of undisputed shares voted in favor of merger:  100

The number of votes cast for the said plan of merger was sufficient for approval thereof by said voting group.

FOURTH:

In respect of KUSA, the designation, number of outstanding shares, and number of votes entitled to cast by each voting group entitled to vote separately on the plan of merger herein provided for, and the total number of undisputed votes cast for said merger separately by each voting group, are as follows:

1.  Designation of voting group:  Common Stock
2. Number of outstanding shares:  2,000
3. Number of shares entitled to vote separately on the merger:  2,000
4. Number of undisputed shares voted in favor of merger:  2,000

The number of votes cast for the said plan of merger was sufficient for approval thereof by said voting group.

FIFTH:	The merger herein provided for shall become effective upon filing of these Articles of Merger with the Secretary of State of the Commonwealth of Kentucky.

Dated:  May 2, 2008.

KY ACQUISITION CORP.
By:	/s/ Christopher Greenwood
	Name:	Christopher Greenwood
	Title:	President
KY USA ENERGY, INC.
By:	/s/ Steven D. Eversole
	Name:	Steven D. Eversole
	Title:	Chief Executive Officer